UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2014

Vail Resorts, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 404-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

On September 11, 2014, VR CPC Holdings, Inc. (“VR CPC”), a wholly-owned subsidiary of Vail Resorts, Inc. (the “Company”), and Greater Park City Company, Powdr Corp., Greater Properties, Inc., Park Properties, Inc., and POWDR Development Company (collectively, “GPCC”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) providing for the acquisition of certain assets related to Park City Mountain Resort in Park City, Utah.  The cash purchase price was $182.5 million, subject to certain post-closing adjustments.  The Company funded the cash purchase price through borrowings under the revolver portion of its existing credit facility.  Pursuant to the Purchase Agreement and ancillary transaction documents dated the same date, the Company has assumed resort operations of Park City Mountain Resort.  The Company expects the transaction to be recorded as a business combination in its financial statements.

The Purchase Agreement provides that, upon the terms and subject to the conditions contained therein, the Company, through VR CPC, acquired the resort operations of Park City Mountain Resort, which includes the ski area and related amenities, from GPCC and in connection therewith, the Company will lease certain realty, acquire certain assets, and assume certain liabilities of GPCC relating to Park City Mountain Resort.  In addition to the Purchase Agreement, the parties entered into ancillary transaction documents setting forth their rights and obligations with respect to the acquisition of certain real estate and personal property, access, water rights, intellectual property, transition services, release of liabilities, and settlement of ongoing litigation related to the validity of a lease of certain land owned by Talisker Land Holdings, LLC under the ski terrain of Park City Mountain Resort.

Subject to certain exceptions and limitations, the parties agreed to indemnify each other for breaches of representations, warranties and covenants and other specified matters.

The transactions that occurred pursuant to the Purchase Agreement, including those under the other ancillary transaction documents, are collectively referred to as the “Transactions.”

On September 11, 2014, the Company issued a press release announcing the Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01.                              Completion of Acquisition or Disposition of Assets.

On September 11, 2014, the Company completed the Transactions described herein and assumed resort operations of Park City Mountain Resort.  The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.                              Financial Statements and Exhibits.

(a)         Financial Statements of Business Acquired.

If required, financial statements pursuant to Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)         Pro Forma Financial Information.

If required, the pro forma financial information pursuant to Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)         Exhibits.

Exhibit
Number	Description

99.1	Press Release dated September 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL RESORTS, INC.

Date: September 11, 2014	/s/ Michael Z. Barkin
	Name:	Michael Z. Barkin
	Title:	Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated September 11, 2014.